LEASE AGREEMENT

AGREEMENT of Lease, made as of the 20th day of June, 2006, between CLOCK TOWER LARCHMONT CORP., a partnership having its principal place of business at c/o Grasso Brothers, Suite 200, 270 North Avenue, New Rochelle, NY 10801 (hereinafter referred to as “Landlord”), and CLICKABLE OIL.COM, having an address at 711 South Columbus Avenue, Mt. Vernon, NY 10550, (hereinafter referred to as “Tenant”).

W I T N E S S E T H :

Landlord hereby leases to Tenant and Tenant hereby hires from Landlord Suite #207 comprised of 2,053 square feet on the 2nd floor of the Building known as 2 Madison Avenue, Larchmont, New York, as shown on the floor plan attached hereto as Exhibit A, (hereinafter referred to as the “Building” and the 2,053 square feet known as Suite #207 is hereinafter referred to as the “Demised Premises”) for the term of five (5) years to commence upon August 1, 2006 and to end on the last day of July 2011 (hereinafter referred to as the “Lease Term”) both dates inclusive of the Lease Term, at an annual base rental (hereinafter referred to as the “Base Annual Rent”) as follows:

Year	Monthly Rent	Yearly Rent

August 1, 2006 to July 31, 2007	$3,592.75	$43,113.00
August 1, 2007 to July 31, 2008	$3,763.83	$45,166.00
August 1, 2008 to July 31, 2009	$3,934.91	$47,219.00
August 1, 2009 to July 31, 2010	$4,106.00	$49,272.00
August 1, 2010 to July 31, 2011	$4,277.08	$51,325.00

Tenant agrees to pay the Base Annual Rent and any Additional Rent referred to herein in lawful money of the United States which shall be legal tender in payment of all debts and dues, public and private, at the time of payment, in equal monthly installments in advance on the first day of each month during said Lease Term, at the office of Landlord or at such other place as Landlord may designate, without any set off or deduction whatsoever except as may be provided in this Lease.

The Demised Premises are demised herein together with the non-exclusive use of all facilities which serve the Demised Premises and with any and all and singular appurtenances, rights, privileges and easements in or anywise pertaining thereto including, but not limited to, the right to use in common with other tenants and occupants of the building such parking facilities, elevators, stairways, corridors, entrance ways, restrooms and other and similar or related facilities as may exist in and about the Building and on the Land and may be generally applicable to all tenants and occupants of the Building.

The parties hereto, for themselves, their heirs, distributees, executors, administrators, legal representatives, successors and assigns, hereby covenant and agree as follows:

1.     Rent; Commencement Date.
Tenant shall pay to the Landlord as Base Annual Rent for the Demised Premises the amounts as detailed above, to be due and payable on the first day of each month, in advance, without demand commencing August 1, 2006. Said rent shall be paid to the Landlord, or to the duly authorized agent of the Landlord, at its office during business hours. If the commencement date of this Lease is other than the first day of the month, any rental adjustment or Additional Rent hereinafter set forth shall be prorated accordingly. The Tenant will pay the Base Annual Rent and Additional Rent, which shall be defined as all other amounts, liabilities and obligations to be paid by the Tenant and any other charges due from Tenant as herein provided, without deduction whatsoever, and without any obligation of the Landlord to make demand for it, except as otherwise expressly set forth herein. The Base Annual Rent and the Additional Rent shall hereinafter be referred to as the “Rent.”

2.    Occupancy.
Tenant shall use and occupy the Demised Premises for office space and related or ancillary uses, and for any other lawful purposes, provided, however, that these purposes are in all respects lawful and do not disturb the use of the Building and common areas by other tenants. Moreover, the purposes described herein shall not include the use of space outside the Demised Premises, except as specifically set forth herein.

3.    Security Deposit.
To insure the fulfillment of the covenants by Tenant herein set forth, Tenant shall pay to Landlord the sum of Seventeen Thousand One Hundred Eight ($17,108.32) Dollars and 32/100 on signing of lease as a security deposit (hereinafter referred to as the “Security Deposit”) to be held by the Landlord until such time as this Lease has terminated, Tenant has vacated the Demised Premises and Landlord has inspected the same. Until such time, Landlord shall have no obligation to apply the Security Deposit to any unpaid amount due Landlord from Tenant. If Tenant has performed and observed all terms, covenants and conditions of this Lease, including without limitation, the payment of all Rent hereunder, Landlord shall refund said Security Deposit to Tenant, less such amounts as may be reasonably chargeable for any failure by Tenant to restore the Demised Premises to the condition at the time of the commencement of occupancy, reasonable wear and tear and damage by fire or other casualty not caused by Tenant or Tenant’s agents, contractors, employees, licensees or invitees excepted. Under no circumstances shall this Security Deposit be deducted from the last month’s Rent. In the event of a sale of the land and Building or leasing of the Building, of which the Demised Premises form a part, Landlord shall have the right to transfer the Security Deposit to the vendee or lessee and Landlord shall thereupon be released by Tenant from all liability for the return of such Security Deposit and Tenant agrees to look to the new landlord solely for the return of said Security Deposit and it is agreed that the provisions hereof shall apply to every transfer or assignment made of the Security Deposit to a new landlord, provided that any new landlord assumes the obligations of Landlord under this Lease in writing. Tenant further covenants that it will not assign or encumber or attempt to assign or encumber the Security Deposit and that neither Landlord nor its successors or assigns shall be bound by any such assignment, encumbrance, attempted assignment or attempted encumbrance.

4.    Alterations.
(a)   Tenant shall make no changes in or to the Demised Premises of any nature without Landlord’s prior written consent which consent shall not be unreasonably withheld or delayed, provided, however, that Tenant shall be entitled to make installations, alterations or additions costing less than $5,000.00 and which do not affect the mechanical, electrical, plumbing or structural systems of the Building, without obtaining the prior written consent of Landlord (hereinafter, all changes requiring Landlord’s consent and those not requiring Landlord’s consent will be called “Tenant’s Changes”). All fixtures, equipment and other tenant improvements installed in the Demised Premises by Tenant at its expense which is not consistent with standard office use shall be and shall remain the property of Tenant and shall be removed by Tenant at the expiration of the Lease Term; and provided that Tenant shall repair and restore any damage to the Demised Premises caused by the installation and/or removal of any such fixtures, equipment or other tenant improvements. Subject to the preceding sentence, if Tenant desires to leave any tenant improvements which it has made to the Demised Premises, Tenant may leave such improvements only with the prior written consent of Landlord, and such improvements shall then remain as part of the Demised Premises and become the property of the Landlord at the expiration of the Lease Term. Nothing in this Article shall be construed to give Landlord title to or to prevent Tenant’s removal of trade fixtures, moveable office furniture and equipment, but upon removal of any such items from the Demised Premises or upon removal of other installations as may be required by Landlord, Tenant shall immediately and at its expense repair and restore the Demised Premises to substantially the condition existing prior to the installation and Tenant will repair any damage to the Demised Premises or the Building due to such removal. All property permitted or required to be removed by Tenant at the end of the Lease Term remaining in the Demised Premises after Tenant’s removal shall be deemed abandoned and may, at the election of Landlord, either be retained as Landlord’s property or may be removed from the Demised Premises by Landlord at Tenant’s expense. Landlord agrees that Tenant shall not be required to remove any part of Landlord’s Work pursuant to the attached Work Letter, including any halls, doors, corridors, ceiling tiles, and carpeting.

(b)   Any Tenant Changes made by Tenant or Tenant’s Contractors must comply with the following:

(1)   No Tenant Changes shall be made which shall impair the structural soundness or diminish the value of or cause permanent damage or injury to the Building or the Demised Premises or create a dangerous or hazardous condition or injure the business of or unreasonably interfere with, disturb or annoy any other tenant or occupant of the Building.

(2)   Landlord agrees to cooperate (i.e., executing permit applications, to the extent required). Tenant shall, before making any alterations, installations or improvements, at its expense, obtain all permits, approvals and certificates required by any governmental or quasi-governmental bodies and (upon completion) certificates of final approval thereof and shall deliver promptly duplicates of all such permits, approvals and certificates to Landlord.

(3)   All Tenant Changes shall be performed in a workmanlike manner and shall be in compliance with all laws, codes, ordinances, orders, rules, regulations and requirements of all governmental authorities having or asserting any jurisdiction.

(4)   Tenant shall maintain or cause to have maintained, at no cost to Landlord (i) Workmen’s Compensation Insurance, in accordance with all laws, covering all persons employed in connection with Tenant Changes and, (ii) General Liability Insurance in amounts and with insurers reasonably satisfactory to Landlord insuring Landlord and its agent against the hazards due to Tenant Changes. Prior to the commencement of any work, Tenant shall submit appropriate written proof reasonably satisfactory to Landlord of Tenant’s compliance with this requirement.

(5)   No Tenant Changes shall affect or change (i) the structural integrity of the Building, (ii) the exterior appearance of the Building, or (iii) the air-conditioning, air-cooling, plumbing, electrical or heating system and/or any other such system of the Building unless Tenant shall have (a) submitted to Landlord for its written approval, accurate dimensioned working drawings and specifications therefor and (b) paid to Landlord any reasonable third party fees or expenses incurred by Landlord in connection with submitting such drawings and specifications to an architect or engineer of Landlord’s selection for review or examination, and (c) obtained Landlord’s written approval of such drawings and specifications, not to be unreasonably withheld, conditioned or delayed.

(6)   Nothing in this Lease shall be construed in any way as constituting the permission, consent or request of the Landlord, express or implied through act, or omission to act, by inference or otherwise, to any contractor, sub-contractor, laborer, or materialman for the performance of any labor or the furnishing of any materials for any specific improvement, installation, addition, decoration, alteration, or repair of or to the Demised Premises or so as to give to the Tenant the right, power, or authority to contract for or permit the rendering of any service or the furnishing of any material that would give rise to the filing of any mechanic’s lien against the Building or the Demised Premises. If any mechanic’s lien is filed against the Demised Premises, or the Building of which the same forms a part, for work claimed to have been done for, or materials furnished to, Tenant, whether or not done pursuant to this Article, the same shall be discharged by Tenant in accordance with Article 43 of this Lease.

5.    Repairs.
(a)   Landlord shall maintain and repair the public portions of the Building, both exterior and interior including without limitation all structural components, all systems, and the roof. Landlord, at its sole expense, shall be responsible for any repairs to (i) the structural elements of the Demised Premises or the Building containing the Demised Premises including but not limited to floor slabs, exterior walls, the roof and exterior architectural finishes; (ii) any Building systems serving the Demised Premises including, but not limited to the heating, ventilation, air conditioning systems, utilities supplying the Building and/or Demised Premises and (iii) to any elements in the common areas of the Building such as the parking garage or (iv) any repairs or damage covered or attributed to Landlord, its agents, employees or contractors unless any of the foregoing is caused by the negligence or willful misconduct of Tenant, its agents, employees or contractors.

(b)   Tenant shall, throughout the Lease Term, take good care of the Demised Premises and the fixtures and appurtenances therein. Notwithstanding the foregoing, all damage or injury to the Demised Premises or to any other part of the Building, or to its fixtures, equipment and appurtenances, whether requiring structural or nonstructural repairs, caused by or resulting from the carelessness, omission, neglect or improper conduct of Tenant, Tenant’s servants, employees, invitees or licensees, shall be repaired promptly by Tenant at Tenant’s sole cost and expense, to the satisfaction of Landlord reasonably exercised. Tenant shall also repair all damage to the Building and the Demised Premises caused by the moving or removal of Tenant’s fixtures, furniture, equipment and/or Tenant Improvements by Tenant or Tenant’s agents. All of the aforesaid repairs shall be of a quality or class equal to the original work or construction. If Tenant fails after twenty (20) days Notice (except in the event of an emergency, in which event Tenant shall proceed with all reasonable diligence as soon as it becomes aware of the emergency situation requiring repair) to proceed with due diligence to make repairs required to be made by Tenant, the same may be made by the Landlord at the expense of Tenant and the expenses thereof incurred by Landlord shall be collectible as Additional Rent after rendition of a bill or statement therefor. Tenant shall give Landlord prompt Notice of any defective condition in any plumbing, heating system or electrical lines located in, servicing or passing through the Demised Premises and following such Notice, Landlord shall remedy the condition with due diligence but at the expense of Tenant if repairs are necessitated by damage or injury attributable to Tenant, Tenant’s servants, agents, employees, invitees or licensees. Except as specifically provided in Article 12 or elsewhere in this Lease, there shall be no allowance to Tenant for a diminution of rental value and no liability on the part of Landlord by reason of inconvenience, annoyance or injury to business arising from Landlord, Tenant or others making or failing to make any repairs, alterations, additions or improvements in or to any portion of the Building or the Demised Premises, or in or to the fixtures, appurtenances or equipment thereof. It is specifically agreed that Tenant shall not be entitled to any setoff or reduction of Rent by reason of any failure of Landlord to comply with the covenants of this or any other Article of this Lease except as provided for in Article 27 of this Lease. Tenant agrees that Tenant’s sole remedy at law in such instance will be by way of an action for damages for breach of contract. The provisions of this Article 5 with respect to the making of repairs shall not apply in the case of fire or other casualty with regard to which Article 12 hereof shall apply.

6.    Requirements of Law, Fire Insurance, Floor Loads.
Tenant shall, at Tenant’s sole cost and expense, promptly comply with and shall do no act in violation of any applicable present or future laws, orders and regulations of all state, federal, municipal and local governments, departments, commissions and boards and any direction of any public officer pursuant to law, which shall impose any violation, order or duty upon Landlord or Tenant with respect to the Demised Premises arising out of Tenant’s use or manner of use thereof, or with respect to the Building if arising out of Tenant’s particular use or manner of use of the Demised Premises or the Building (including the use permitted under the Lease other than general office use). Nothing herein shall require Tenant to make structural repairs or alterations unless Tenant has by its manner of use (other than general office use) of the Demised Premises or method of operation therein, violated any such laws, ordinances, orders, rules, regulations or requirements with respect thereto. Tenant may, after securing Landlord to Landlord’s satisfaction against all damages, interest, penalties and expenses, including, but not limited to, reasonable attorneys’, architects and engineer’s fees, by cash deposit or by surety bond in an amount and in a company satisfactory to Landlord, contest and appeal any such laws, ordinances, orders, rules, regulations or requirements provided same is done with all reasonable promptness and provided such appeal shall not subject Landlord to prosecution for a criminal offense or constitute a default under any lease or mortgage under which Landlord may be obligated or cause the Demised Premises or any part thereof to be condemned or vacated. Except for Tenant’s permitted use of the Demised Premises, Tenant shall not do or permit any act or thing to be done in or to the Demised Premises which is contrary to law, or which will invalidate or be in conflict with public liability, fire or other policies of insurance at any time carried by or for the benefit of Landlord with respect to the Demised Premises or the Building of which the Demised Premises form a part, or which shall subject Landlord to any liability or responsibility to any person or for property damage, nor shall Tenant keep anything in the Demised Premises except as now or hereafter permitted by the Fire Department, Board of Fire Underwriters, Fire Insurance Rating Organization in the lawful exercise of their jurisdiction or other authority having jurisdiction, and then only in such manner and in such quantity so as not to increase the rate for fire insurance applicable to the Building nor use the Demised Premises in a manner which will increase the insurance rate for the Building or any property located therein over that in effect prior to the commencement of Tenant’s occupancy. Tenant shall pay all costs, expenses, fines, penalties or damages, which may be imposed upon Landlord by reason of Tenant’s failure to comply with the provisions of this Article and, if by reason of such failure, the fire insurance rate shall at the beginning of this Lease or at any time thereafter, be higher than it otherwise would be, then Tenant shall reimburse Landlord, as Additional Rent hereunder for that portion of all fire insurance premiums thereafter paid by Landlord which shall have been charged because of such failure by Tenant. In any action or proceeding wherein Landlord and Tenant are parties, a schedule or “make-up” or rate for the Building or Demised Premises issued by anybody making fire insurance rates applicable to said Demised Premises, shall be conclusive evidence of the facts herein stated and of the several items and charges in the fire insurance rate then applicable to said Demised Premises. Tenant shall not place a load upon any floor of the Demised Premises exceeding the floor load per square foot area for which it was designed to carry and which is allowed by law. Landlord in its reasonable discretion reserves the right to prescribe the weight and position of all safes, business machines and mechanical equipment. Such installations shall be placed and maintained by Tenant, at Tenant’s expense, in settings sufficient, in Landlord’s reasonable judgment, to absorb and prevent vibration, noise and annoyance. Notwithstanding the foregoing, Landlord, at its cost and expense, shall be obligated to comply with all insurance requirements or legal requirements or loss regarding the pre-existing condition of the Building and the Demised Premises other than Tenant’s specific use of the Demised Premises including all public corridors and accessways comply with all laws with Disabilities Act or any handicap requirements in connection with the Building or the Demised Premises. Landlord shall comply with any legal requirements or rules and regulations regarding the Building that were not in compliance with prior to or pre-existing as of the Commencement Date of this Lease.

7.    Subordination.
This Lease is subject and subordinate to all mortgages which may now or hereafter affect the real property of which the Demised Premises are a part and to all renewals, modifications, consolidations, replacements and extensions of any such mortgages. This clause shall be self-operative and no further instrument or subordination shall be required by any ground or underlying lessor or by any mortgagee, affecting any lease or the real property of which the Demised Premises are a part. In confirmation of such subordination, Tenant shall execute promptly any certificate that Landlord may reasonably request.

8.    Property Loss, Damage, Reimbursement.
Landlord or its agents shall not be liable for any damage to property of Tenant or of others entrusted to employees of the Building, nor for loss of, or damage to, any property of Tenant by theft or otherwise, nor for any injury or damage to persons or property resulting from any cause of whatsoever nature, unless caused by, or due to, the negligence of Landlord, its agents, servants or employees; Landlord or its agents shall not be liable for any damage caused by other tenants or persons in, upon or about said Building or caused by operations in connection with any private, public or quasi public work. If at any time any windows of the Demised Premises are temporarily closed, darkened or bricked up (or permanently closed, darkened or bricked up, if required by law) for any reason whatsoever excluding, Landlord’s own acts, Landlord shall not be liable for any damage Tenant may sustain thereby, and Tenant shall not be entitled to any compensation therefor nor abatement or diminution of rent, nor shall the same release Tenant from its obligations hereunder nor constitute an eviction. Landlord shall not be responsible or liable to Tenant for any loss or damage that may be occasioned by the acts or omissions of persons occupying any space adjacent to or adjoining the Demised Premises, or any part thereof. All personal property in the Demised Premises shall be and shall remain at Tenant’s sole risk, and Landlord shall not be responsible for any damage to, or loss of such personal property arising from any acts or negligence of any other persons nor from the leaking of the roof, nor from the bursting or leaking of pipes or from water, sewer or steampipes, or from heating or plumbing fixtures, or from electric wires or fixtures, or from any other cause whatsoever, nor shall the Landlord be liable for any injury to the Tenant or other persons in said Demised Premises. Tenants shall not move any safe, heavy machinery, heavy equipment, bulky matter or fixtures into or out of the Building without Landlord’s prior written consent not to be unreasonably withheld. All work in connection therewith shall comply with all laws and regulations applicable thereto and shall be done during such hours as Landlord may reasonably designate.

9.    Indemnification.
(a)   Tenant shall indemnify and hold Landlord, Landlord’s agents and employees harmless of and from any and all loss, cost liability, claim, damage and expense, including reasonable attorney’s fees, penalties and fines incurred in connection with or arising from any injury to Tenant or to any other person (including, but not limited to, other tenants) at the Building or for any damage caused by or to any of Tenant’s property and equipment or the loss of (by theft or otherwise), any of the Tenants’ property or of property of any other person, irrespective of the cause of such injury, damage or loss (including the acts or negligence of any tenant or occupant of the Building or of their agents or any occupant of adjacent or contiguous property), except if caused by the negligence of Landlord, in connection with or arising from the use, occupancy, manner of use or occupancy, conduct or management of the Demised Premises or of any business therein, during the Term of this Lease and during the period of time, if any, prior to the commencement date that Tenant may have been given access to or taken possession of the Demised Premises, in connection with or arising from any negligent or otherwise wrongful act or omission of the Tenant or any of its subtenants or licensees or its or their employees, agents or contractors. In case any action or proceeding be brought by reason of any such claim, Tenant, upon notice from Landlord, shall resist and defend such action or proceeding but precluding Landlord’s negligence (by counsel reasonably satisfactory to Landlord), unless Tenant causes the same to be promptly discontinued. Landlord or its agents shall not be liable for any damage caused by other tenants or persons in, upon or about the said Building, or caused by operations in the construction of any private, public or quasi-public work. Tenant shall give prompt notice to Landlord in the case of damage to the Demised Premises or the Building or of defects therein or in any fixture or equipment.

(b)   Landlord shall defend, indemnify and hold Tenant harmless from and against any and all claims, demands, liabilities and expenses, including reasonable attorney fees arising from the negligence or wrongful act of Landlord, its agents, employees or contractors or from any breach of this Lease by Landlord, provided that Landlord’s obligation under this Subparagraph shall not be affected to the extent such claims, demands, liabilities and expenses (i) arise out of or relate to the negligence or wrongful act of Tenant, its agents, employees or representatives or (ii) relate to losses typically covered by casualty insurance.

10.    Landlord not Liable for Injury or Damage.
(a)   Tenant is and shall be in exclusive control and possession of the Demised Premises as provided herein, and Landlord shall not in any event whatsoever be liable for any injury or damage to any property or to any person on or about the Demised Premises, nor to any property of Tenant or of any other person contained therein unless caused by Landlord’s negligence or the negligence of Landlord’s agents or employees or contractors. The provisions hereof permitting Landlord to enter and inspect the Demised Premises are made for the purpose of enabling Landlord to be informed as to whether Tenant is complying with the agreements, terms, covenants and conditions of this Lease and to do such acts as Tenant shall be obligated to perform pursuant to this Lease but shall fail to do.

(b)   Unless Landlord is negligent, Tenant agrees to relieve and does hereby relieve Landlord from all liability by reason of any damage to property, whether leased or owned by Tenant or others which is entrusted to the Tenant or to employees of the Building, nor for loss of or damage to any property of Tenant by theft, or otherwise, nor for any injury or damage to persons, property or business resulting from or occasioned by explosion, falling plaster, electricity, smoke, water, snow or ice being upon or coming through from street, roof, walls, subsurface, skylight, trapdoor or window, electric wiring, plumbing dampness, water, gas, steam or other pipes or sewage or the failure of the air-conditioning or refrigeration system or other appliances or the breaking of any electric wire, the bursting, leaking or running of water from any tank, bathroom, waste pipe, sprinkler system, radiator or any other pipe in, above, upon or about the Building or the Demised Premises or which may at any time hereafter be placed therein, or from any other cause of whatsoever nature, nor shall Landlord be liable for any latent defect in the Demised Premises or the Building. It is understood that no property, other than such as might be normally brought upon or kept in the Demised Premises for purposes herein permitted will be brought upon or be kept in the Demised Premises.

(c)   Tenant also agrees to and does hereby relieve Landlord from all liability by reason of any damage or injuries to any person or thing which may arise from or be due to the use, misuse or abuse of all or any of the elevators, hatches, openings, installations, stairways or hallways of any kind whatsoever which may exist or hereafter be erected or constructed on the Demised Premises, or from any kind of injury which may arise from any other cause whatso-ever on the Demised Premises unless caused by Landlord’s negligence or the negligence of Landlord, Landlord’s agents, employees or contractors.

(d)   In addition to any other indemnities to Landlord specif-ically provided for in this Lease, unless Landlord is negligent, Tenant shall indemnify and save harmless Landlord against and from all costs, expenses, liabilities, losses, damages, suits, fines, penalties, claims and demands of every kind or nature, including reasonable attorney’s fees, by or on behalf of any person, party or governmental authority, whomsoever, arising out of any accident, injury or damage which shall happen in, or on the Demised Premises, however occurring, and for any matter or thing growing out of the condition, occu-pation, maintenance, alteration, repair, use or operation of the Demised Premises, or of any part thereof during the Lease Term.

(e)   Notwithstanding the foregoing of all damages or injury to the Demised Premises or to any other part of the Building, or to its fixtures, equipment and appurtenances, whether requiring structural or nonstructural repairs, caused by or resulting from the carelessness, omission, neglect or improper conduct of Landlord, Landlord’s servants, employees, invitees or licensees, shall be repaired promptly by Landlord at Landlord’s sole cost and expense to the satisfaction of Tenant reasonable exercised.

(f)   Landlord represents that upon completion of its work as required herein, that the heating, air conditioning, electrical system, passenger and freight elevators, and plumbing will be in good operating order and repair, the roof in good condition and free from leaks, the basement free from seepage or leaks, the Demised Premises free from any asbestos and that neither the Building nor the Demised Premises are in violation of any building codes, zoning ordinances, regulations or in violation of any environmental regulations or requirements.

11.    Liability of Landlord.
Landlord and the members of any corporation, joint venture, partnership, limited liability company, tenancy-in-common, association or other form of joint ownership comprising the Landlord shall have absolutely no personal liability with respect to any provision of this Lease or any obligation or liability arising therefrom or in connection herewith. Tenant shall look solely to the equity of the then Landlord of the Demised Premises in the building and the land upon which it is located in the Demised Premises for the satisfaction of any remedies of Tenant in the event of a breach by the Landlord of any of its obligations hereunder and no other property or assets of Landlord shall be subject to levy, execution or other enforcement for the satisfaction of any such judgment. Such exculpation of liability shall be absolute and without any exception whatso-ever. Notwithstanding anything to the contrary, in no event shall Landlord’s liability under this Lease exceed Two Hundred Fifty Thousand ($250,000.00) Dollars.

12.    Destruction, Fire and Other Casualty.
(a)   If the Demised Premises or any part thereof shall be damaged by fire or other casualty, Tenant shall give immediate Notice thereof to Landlord and this Lease shall continue in full force and effect except as hereinafter set forth.

(b)   If the Demised Premises are partially damaged or rendered partially unusable by fire or other casualty, the damages thereto shall be promptly repaired by and at the expense of Landlord and the Rent, until such repair shall be substantially completed to the condition existing prior to the casualty shall be apportioned from the day following the casualty according to the part of the Demised Premises which is usable for the normal operation of Tenant’s business.

(c)   If the Demised Premises are totally damaged or rendered wholly unusable by fire or other casualty, then the Rent shall be proportionately paid up to the time of the casualty and thenceforth shall cease until the date when the Demised Premises shall have been repaired and restored by Landlord, subject to Landlord’s right to elect not to restore the same as hereinafter provided.

(d)   If the Demised Premises are rendered wholly unusable or (whether or not the Demised Premises are damaged in whole or in part) if the Building shall be so damaged that Landlord shall decide to demolish it or not to rebuild it, then in any of such events, Landlord may elect to terminate this Lease by written Notice to Tenant given within thirty (30) days after such fire or casualty specifying a date for the expiration of the Lease, which date shall not be more than sixty (60) days after the giving of such Notice, and upon the date specified in such Notice, the Lease Term shall expire as fully and completely as if such date were the date set forth above for the termination of this Lease and Tenant shall forthwith quit, surrender and vacate the Demised Premises without prejudice however to Landlord’s rights and remedies against Tenant under any Lease provisions in effect prior to such termination. Any Rent owing shall be paid up to the date of the casualty and any payments of Rent made by Tenant which were on account of any period subsequent to such date shall be returned to Tenant. Unless Landlord shall serve a termination Notice as provided for herein, Landlord shall make the repairs and restorations under the conditions of this Article 12, subsections (b) and (c) hereof, with all reasonable expedition and within ninety (90) days after such fire or casualty, subject to delays due to adjustment of insurance claims, labor troubles and causes beyond Landlord’s control but in no event more than 180 days from the date of such casualty. After any such casualty, Tenant shall cooperate with Landlord’s restoration by removing from the Demised Premises as promptly as reasonably possible, all of Tenant’s salvageable inventory and movable equipment, furniture and other property. Tenant’s liability for Rent shall resume thirty (30) days after written Notice from Landlord that the Demised Premises are substantially ready for Tenant’s occupancy. Notwithstanding the foregoing, if the damage caused by said fire or other casualty or the access thereto cannot be substantially repaired within one hundred twenty (120) days from the date of said casualty, then Tenant will have the option to cancel this Lease upon thirty days written notice to Landlord.

(e)   Notwithstanding the foregoing, each party shall look first to any insurance in its favor before making any claim against the other party for recovery for loss or damage resulting from fire or other casualty, and to the extent that such insurance is in force, collectible, and in an amount that covers such loss or damage, Landlord and Tenant each hereby releases and waives all right of recovery against the other or any one claiming through or under each of them by way of subrogation or otherwise. The release and waiver herein referred to shall be deemed to include any loss or damage to the Demised Premises and/or to any personal property, equipment, trade fixtures, goods and merchandise located therein. Tenant acknowledges that Landlord will not carry insurance on Tenant’s furniture and/or furnishings or any fixtures or equipment, improvements or appurtenances removable by Tenant and agrees that Landlord will not be obligated to repair any damage thereto or replace the same.

13.    Eminent Domain.
If the whole or any part of the Demised Premises shall be acquired or condemned by Eminent Domain for any public or quasi public use or purpose, then and in that event, the Lease Term shall cease and terminate from the date of title vesting in such proceeding and Tenant shall have no claim for the value of any unexpired Lease Term; provided, however, that Tenant may claim and recover damages, as a separate award (as against any governmental entity or quasi-governmental entity but in no event against Landlord) for Tenant’s moving expenses, business dislocation damages, personal property and trade fixtures and the unamortized costs of leasehold improvements paid for by Tenant.

14.    Assignment, Mortgage, Etc.
(a)   After notice to Landlord, Tenant may assign or sublease the premises without the Landlord’s consent to:

(i)  a related entity;

(ii)  any entity resulting from a merger or consolidation with Tenant;

(iii)  any subsidiary of Tenant.

Otherwise, Tenant, for itself, its successors and assigns expressly covenants that it shall not assign, sublet, mortgage or encumber this Lease, without the prior written consent of Landlord in each instance which consent shall not be unreasonably withheld or delayed. If this Lease be assigned, or if the Demised Premises or any part thereof be underlet or occupied by anybody other than Tenant, Landlord may, after default by Tenant, collect Rent from the assignee, under-tenant or occupant, and apply the net amount collected to the Rent herein reserved, but no such assignment, underletting, occupancy or collection shall be deemed a waiver of this covenant, or the acceptance of the assignee, under-tenant or occupant as tenant, or a release of Tenant from the further performance by Tenant of covenants on the part of Tenant herein contained. The consent by Landlord to an assignment or underletting shall not in any way be construed to relieve Tenant from obtaining the express consent in writing of Landlord to any further assignment or underletting.

(b)   Tenants shall remain liable under the Lease, even if the Lease is assigned or sublet.

15.    Landlord’s Access to Demised Premises.
Landlord or Landlord’s agents shall have the right (but shall not be obligated) to enter the Demised Premises in any emergency at any time, and at other reasonable times after notice to Tenant, to examine the same and to make such repairs, replacements and improvements as Landlord may deem necessary and reasonably desirable to the Demised Premises or to any other portion of the Building or which Landlord may elect to perform following Tenant’s failure to make repairs or perform any work which Tenant is obligated to perform under this Lease or for the purpose of complying with laws, regulations and other directions of governmental authorities. Tenant shall permit Landlord to use and maintain and replace pipes and conduits in and through the Demised Premises and to erect new pipes and conduits in and through the Demised Premises. Landlord may, during the progress of any work in the Demised Premises, take all necessary materials and equipment into said Demised Premises without the same constituting an eviction nor shall the Tenant be entitled to any abatement of Rent while such work is in progress nor to any damages by reason of loss or interruption of business or otherwise. If the Tenants’ ability to operate their business normally is substantially reduced, the Tenant shall be entitled to an abatement of rent. Throughout the Lease Term, Landlord shall have the right to enter the Demised Premises at reasonable hours for the purpose of showing the same to prospective purchasers or mortgagees of the Building and during the last six months of the Lease Term, for the purpose of showing the same to prospective tenants. If Tenant is not present to open and permit an entry into the Demised Premises, Landlord or Landlord’s agents may enter the same whenever such entry may be necessary or permissible by master key, and provided reasonable care is exercised to safeguard Tenant’s property, such entry shall not render Landlord or its agents liable therefor, nor in any event shall the obligations of Tenant hereunder be affected. If during the last month of the Lease Term Tenant shall have removed all or substantially all of Tenant’s property therefrom, Landlord may immediately enter, alter, renovate or redecorate the Demised Premises without limitation or abatement of Rent or incurring liability to Tenant for any compensation and such act shall have no effect on this Lease or Tenant’s obligations hereunder. Landlord shall have the right at any time without the same constituting an eviction and without incurring liability to Tenant therefore to change the arrangement and/or location of public entrances, passageways, doors, doorways, corridors, elevators, stairs, toilets or other public parts of the Building and to change the name, number or designation by which the Building may be known provided the same does not interfere with Tenant’s access to the Demised Premises. There shall be no allowance to Tenant for diminution of rental value and no liability on the part of Landlord by reason of inconvenience, annoyance or injury to business arising from Landlord or other tenant making any repairs in the Building or any such alterations, additions and improvements. Furthermore, Tenant shall not have any claim against Landlord by reason of Landlord’s imposition of any reasonable controls on the manner of access to the Building by Tenant’s social or business visitors as the Landlord may deem necessary for the security of the Building and its occupants.

16.    Use.
The Tenant shall not use or occupy or permit the Demised Premises to be used or occupied, nor do or permit anything to be done in or on the Demised Premises in a manner which will in any way violate any certificate of occupancy affecting the Demised Premises, or make void or voidable any insurance then in force with respect thereto, or which will make it impossible or more expensive to obtain fire or other insurance required to be furnished by the Tenant hereunder or otherwise desired or maintained by Landlord, or which will cause or be likely to cause structural damage to the Building or any part thereof, or which will constitute a public or private nuisance, and shall not use or occupy or permit Demised Premises to be used or occupied in any manner which will violate any present or future laws or regulations of any governmental authority, except for its permitted use as general offices. Without limiting the generality of the foregoing or otherwise altering or enlarging the occupancy provision of this Lease, Tenant shall not maintain a research and development laboratory or facility at the Demised Premises. The Tenant shall not store, keep or utilize any hazardous or toxic material or substance at the Premises, except in accordance with any and all Federal, State and local governmental laws, rules and regulations and then only in proper containers as approved by all such governmental agencies and bodies which now or hereafter may have or exercise jurisdiction over the use and/or storage of such materials or substances. In any event, Tenant, as part of its duties and obligations shall keep the Premises free of toxic contamination and contamination by hazardous materials or substances; and at the end of the Term of this Lease shall remove any and all hazardous or toxic substances and materials which were introduced during the Term of the Lease and which were not introduced by Landlord or former owner and leave the Demised Premises in a toxic free condition and free of contamination by hazardous materials and substances. Tenant shall not do anything, which may attract vermin, bugs and rodents to the Demised Premises.

17.    No Representations by Landlord.
Neither Landlord nor Landlord's agents have made any representations or promises with respect to the physical condition of the Building, the land upon which it is erected or the Demised Premises, the rents, leases, expenses of operation, or any other matter or thing affecting or related to the Demised Premises except as expressly set forth in this Lease and no rights, easements or licenses are acquired by Tenant by implication or otherwise except as expressly set forth in this Lease. Tenant has inspected the Building and the Demised Premises and is thoroughly acquainted with their condition and agrees to take the same “as is” subject to Landlord’s work and acknowledges that the taking of possession of the Demised Premises by Tenant shall be conclusive evidence that the Demised Premises and the Building of which the same form a part were in good and satisfactory condition at the time such possession was so taken except as to latent defects and punchlist items. All understandings and agreements heretofore made between the parties hereto are merged in this Lease, which alone fully and completely expresses the agreement between Landlord and Tenant and any executory agreement hereafter made shall be ineffective to change, modify, discharge or effect an abandonment of it in whole or in part, unless such executory agreement is in writing and signed by the party against whom enforcement of the change, modification, discharge or abandonment is sought.

18.    Bankruptcy.
(a)   Anything elsewhere in this Lease to the contrary notwithstanding, this Lease may be cancelled by Landlord by the sending of a written Notice to Tenant within a reasonable time after the commencement of a case in bankruptcy or under the laws of any state naming Tenant as the debtor or the making by Tenant of an assignment or any other arrangement for the benefit of creditors under any state statute. Neither Tenant nor any person claiming through or under Tenant or by reason of any statute or order of court, shall thereafter be entitled to possession of the Demised Premises but shall forthwith quit and surrender the Demised Premises.

(b)   It is stipulated and agreed that in the event of the termination of this Lease pursuant to Article 18(a) hereof, Landlord shall forthwith, notwithstanding any other provisions of this Lease to the contrary, be entitled to recover from Tenant as and for liquidated damages an amount equal to the difference between the Rent reserved hereunder for the unexpired portion of the Term and the fair and reasonable rental value of the Demised Premises for the same period. In the computation of such damages, the difference between any installment of Rent becoming due hereunder after the date of termination and the fair and reasonable rental value of the Demised Premises for the period for which such installment was payable shall be discounted on the date of termination at the rate of four percent (4%) per annum. If the Demised Premises or any part thereof be re-let by the Landlord for the unexpired Lease Term or any part thereof before presentation of proof of such liquidated damages to any court, commission or tribunal, the amount of Rent reserved upon such reletting shall be deemed to be the fair and reasonable rental value for the part or the whole of the Demised Premises so re-let during the term of the re-letting. Nothing herein contained shall limit or prejudice the right of the Landlord to prove for and obtain as liquidated damages by reason of such termination an amount equal to the maximum allowed by any statute or rule of law in effect at the time when and governing the proceedings in which such damages are to be proved, whether or not such amount be greater, equal to, or less than the amount of the difference referred to above.

19.    Default.
(a)   If Tenant defaults in fulfilling any of the covenants of this Lease other than the covenant for the payment of Rent; or if the Demised Premises are damaged by reason of the negligence or carelessness of Tenant, its agents, employees or invitees, and Tenant fails to repair the same as required herein; or if any execution or attachment shall be issued against Tenant or any of Tenant’s property whereupon the Demised Premises shall be taken or occupied by someone other than Tenant; Tenant shall have failed, after fifteen (15) days written notice, to redeposit with Landlord any portion of the security deposited hereunder which Landlord has applied to the payment of any Rent and Additional Rent due and payable hereunder; then, in any one or more of such events described above, upon Landlord serving a written thirty (30) day Notice upon Tenant specifying the nature of said default and upon the expiration of said thirty (30) days, if Tenant shall have failed to comply with or remedy such default, or if the said default or omission complained of shall be of such nature that the same cannot be completely cured or remedied within said thirty (30) day period, then if Tenant shall not have diligently commenced curing such default within such thirty (30) day period, and shall not thereafter with reasonable diligence and in good faith proceed to remedy or cure such default, then Landlord may serve a written five (5) day Notice of cancellation of this Lease upon Tenant, and upon the expiration of said five (5) days, this Lease and the Lease Term shall end and expire as fully and completely as if the expiration of such five (5) day period were the day herein definitely fixed for the end and expiration of this Lease and the Lease Term and Tenant shall then quit and surrender the Demised Premises to Landlord but Tenant shall remain liable as hereinafter provided.

(b)   If the Notice provided for in Article 19(a) above shall have been given and the Lease Term shall expire as aforesaid, or if Tenant shall make default in the payment of the Rent reserved herein for more than ten (10) days after written notice from Landlord (however, Landlord shall not be required to give more than two written notice per year with respect to Base Annual Rent) or any item of Additional Rent mentioned in this Lease, then, and in any of such events, Landlord may without further Notice, re-enter the Demised Premises and dispossess Tenant by summary proceedings and the legal representative of Tenant or other occupant of the Demised Premises and remove their effects and hold the Demised Premises as if this Lease had not been made but Tenant shall remain liable as hereinafter provided in this Lease. The Tenant hereby waives the service of notice of intention to re-enter or to institute legal proceedings to that end. If Tenant shall make default hereunder beyond any applicable notice to cure periods prior to the date fixed as the commencement of any renewal or extension of this Lease, Landlord may cancel and terminate such renewal or extension agreement by written Notice.

20.    Remedies of Landlord and Waiver of Redemption.
In case of any such default, re-entry, expiration and/or dispossess by summary proceedings or other legal means as set forth in Article 19 of this Lease: (a) the Rent shall become due thereupon and shall be paid up to the time of such re-entry, dispossess and/or expiration together with any Additional Rent and such reasonable expenses as Landlord may incur for legal expenses, attorneys’ fees, brokerage and/or putting the Demised Premises in good order, or for preparing the same for re-rental; (b) Landlord may re-let the Demised Premises or any part or parts thereof, either in the name of Landlord or otherwise, for a term or terms, which may at Landlord’s option be less than or exceed the period which would otherwise have constituted the balance of the Lease Term and may grant market concessions or free rent or charge a higher rental than that in this Lease; and/or (c) Tenant or the legal representatives of Tenant shall also pay to Landlord as liquidated damages for the failure of Tenant to observe and perform said Tenant’s covenants herein contained, any deficiency between the Rent hereby reserved and/or covenanted to be paid and the net amount, if any, of the rents collected on account of the lease or leases of the Demised Premises for each month of the period which would otherwise have constituted the balance of the Lease Term. The failure of Landlord to re-let the Demised Premises or any part or parts thereof shall not release or affect Tenant’s liability for damages. In computing such liquidated damages, there shall be added to the said deficiency, such reasonable expenses as Landlord may incur in connection with the re-letting. Any such liquidated damages shall be paid in monthly installments by Tenant on the rent day specified in this Lease and any suit brought to collect the amount of the deficiency for any month shall not prejudice in any way the rights of Landlord to collect the deficiency for any subsequent month by a similar proceeding. Landlord, in putting the Demised Premises in good order or preparing the same for re-rental may, at Landlord’s option, make such alterations, repairs, replacements and/or decorations in the Demised Premises as Landlord reasonably considers advisable, necessary and on market terms for the purpose of re-letting the Demised Premises, and the making of such alterations, repairs, replacements and/or decorations shall not operate or be construed to release Tenant from liability hereunder as aforesaid. Landlord shall in no event be liable in any way whatsoever for failure to re-let, for failure to collect the rent thereof under such re-reletting, and in no event shall Tenant be entitled to receive any excess, if any, of such net rent collected over the sums payable by Tenant to Landlord hereunder. In the event of a breach by Tenant of any of the covenants or provisions hereof, Landlord shall have the right to seek an injunction and the right to invoke any remedy allowed at law or in equity as if re-entry, summary proceedings and other remedies were not herein provided for. Mention in this Lease of any particular remedy shall not preclude Landlord from any other remedy, in law or in equity. Landlord agrees to use its reasonable efforts to mitigate damages incurred under this Paragraph 14.

21.    End of Term.
Upon the expiration or other termination of the Lease Term, Tenant shall quit and surrender to Landlord the Demised Premises, broom clean, in the same order and condition as the commencement date, ordinary wear and tear and damage by fire or other casualty excepted, and Tenant shall remove all its property as provided in Article 4 above. Tenant’s obligation to observe or perform this covenant shall survive the expiration or other termination of this Lease.

22.    Quiet Enjoyment.
Landlord covenants and agrees with Tenant that upon Tenant paying the Rent and observing and performing all of the terms, covenants and conditions on Tenant’s part to be observed and performed, Tenant may peaceably and quietly enjoy the Demised Premises.

23.    No Waiver.
The failure of Landlord or Tenant to seek redress for violation of, or to insist upon the strict performance of any covenant or condition of this Lease or of any of the Rules or Regulations set forth herein or hereafter adopted by Landlord, shall not prevent a subsequent act which would have originally constituted a violation from having all the force and effect of an original violation. The receipt by Landlord or the payment by Tenant of Rent with knowledge of the breach of any covenant of this Lease shall not be deemed a waiver of such breach and no provision of this Lease shall be deemed to have been waived by Landlord or Tenant unless such waiver be in writing signed by Landlord or Tenant. No payment by Tenant or receipt by Landlord of a lesser amount than the monthly Rent herein stipulated shall be deemed to be other than on account of the earlier stipulated Rent, nor shall any endorsement or statement on any check or any letter accompanying any check or payment as Rent be deemed an accord and satisfaction and Landlord may accept such check or payment without prejudice to Landlord’s right to recover the balance of such Rent or to pursue any other remedy in this Lease provided. No act or thing done by Landlord or Landlord’s agents during the Lease Term shall be deemed an acceptance of a surrender of said Demised Premises and no agreement to accept such surrender shall be valid unless in writing signed by Landlord. No employee of Landlord or Landlord’s agent shall have the power to accept the keys of said Demised Premises prior to the termination of the Lease and the delivery of the keys to any such agent or employee shall not operate as a termination of the Lease or a surrender of the Demised Premises.

24.    Waiver of Trial by Jury.
It is mutually agreed by and between Landlord and Tenant that the respective parties hereto shall and they hereby do waive trial by jury in any action, proceeding or counterclaim brought by either of the parties hereto against the other (except for personal injury or property damage) on any matters whatsoever arising out of or in any way connected with this Lease, the relationship of Landlord and Tenant and Tenant’s use of or occupancy of said Demised Premises.

25.    Inability to Perform.
This Lease and the obligation of Tenant to pay Rent hereunder and to perform all of the other covenants and agreements hereunder on the part of Tenant to be performed shall in no way be affected, impaired or excused because Landlord or Tenant is unable to fulfill any of its obligations under this Lease or to supply or is delayed in supplying any service expressly or impliedly to be supplied or is unable to make, or is delayed in making any repair, additions, alterations or decorations or is unable to supply or is delayed in supplying any equipment or fixtures, if Landlord or Tenant is prevented or delayed from so doing by reason of strike or labor troubles, government preemption in connection with a national emergency or by reason of any rule, order or regulation of any department or subdivision thereof of any government agency or by reason of the conditions of supply and demand which have been or are affected by war or other emergency.

26.    Bills and Notices.
Except as otherwise in this Lease provided, a bill, statement, notice or communication (collectively called "Notices" or “Notice”) required or permitted hereunder shall be in writing and shall be given or made by mailing the same by registered or certified mail, or nationally recognized overnight courier service, addressed to Landlord at the address hereinafter mentioned and to the Tenant at the address hereinafter mentioned. Either party, however, may designate in writing such new or other address or attorney to which such Notice or demand shall thereafter be so given, made or mailed. Any Notice given hereunder shall be deemed delivered when deposited in a United States Government general branch post office enclosed in a registered or certified, prepaid wrapper or delivered to a representative of a nationally recognized overnight courier service for next business day delivery, addressed as follows:

If to Landlord:	Palmer Avenue Associates
c/o Grasso Brothers
270 North Avenue, Suite 200
New Rochelle, NY 10801

If to Tenant:	Clickable Oil.com
2 Madison Avenue
Larchmont, NY

27.    Water and Heat.
In accordance with first class office and commercial building in Larchmont, as long as this Lease is in full force and effect, Landlord shall provide: (i) water for ordinary lavatory purposes and normal retail use for its kitchenette area, etc.; (ii) heat during normal business hours.

28.    Sprinklers.
Anything elsewhere in this Lease to the contrary notwithstanding, if any bureau, department or official of any federal, state or city government recommend or require the installation of a sprinkler system or that any changes, modifications, alterations or additional sprinkler heads or other equipment be made or supplied to an existing sprinkler system by reason of use of the Building as general offices, or the location of partitions, trade fixtures or other contents of the Demised Premises, or for any other reason, or if any such sprinkler system installations, modifications, alterations, additional sprinkler heads or other such equipment, become necessary to prevent the imposition of a penalty or charge against the full allowance for a sprinkler system in the fire insurance rate set by any said Exchange or by any fire insurance company, Landlord shall, at Landlord’s expense, promptly make such sprinkler system installations, changes, modifications, alterations and supply additional sprinkler heads or other equipment as required whether the work involved shall be structural or non-structural in nature.

29.    Rubbish Removal and Cleaning.
(a)   All waste and garbage from the Demised Premises shall be placed by Tenant in wastebaskets and trash cans located in the Demised Premises pending removal of same from the Building by Tenant.

30.    Electricity, Air Conditioning and Heating.
(a)   All charges for electricity serving the Demised Premises for the entire Lease Term shall be paid for by the Landlord but the Rent set forth herein shall be increased for each and every month of the Lease Term in consideration for the Landlord providing electric current to the Tenant as follows:

$5,132.50/Annum - $427.70/per month or part thereof from 8-1-06 to 7-31-07
$5,337.80/Annum - $444.82/per month or part thereof from 8-1-07 to 7-31-08
$5,551.31/Annum - $462.91/per month or part thereof from 8-1-08 to 7-31-09
$5,773.36/Annum - $481.11/per month or part thereof from 8-1-09 to 7-31-10
$6,004.29/Annum - $500.35/per month or part thereof from 8-1-10 to 7-31-11

(b)   Tenant covenants and agrees that at all times its use of electric current shall not exceed the capacity of existing feeders to the Building or the risers or wiring installation and Tenant may not use any electrical equipment which, in Landlord’s opinion, reasonably exercised, will overload such installations or interfere with the use thereof by other tenants of the Building.

31.    Taxes.
The Tenant covenants and agrees that commencing with January 1, 2007 and thereafter, the Tenant shall pay, as Additional Rent .0586 % percent, i.e., 2,053 square feet of 35,000 square feet of any increase in Real Estate Taxes assessed by the Village of Larchmont, Town of Mamaroneck, and County of Westchester against the Building and land over and above the base amount for the calendar tax year 2006 attributable to the Building and land of which the Demised Premises are a part. Such Additional Rent, representing partial reimbursement for the increase of taxes, shall become due and payable to the Landlord within thirty (30) days after written notice and demand together with the receipt from the Landlord of copies of the pertinent real estate tax bills paid by Landlord. Tenant to pay its proportionate share of legal fees associated with any tax certiorari proceedings if Landlord is successful in reducing said real estate taxes, and to receive its proportionate share of tax savings after deducting its proportionate share of expenses.

32.    Window Cleaning and Snow Removal.
Tenant shall be responsible for interior and exterior window cleaning. Landlord will be responsible for snow removal and shoveling of sidewalks.

33.    Fees and Expenses.
If Tenant shall default in the observance or performance of any material term or covenant on Tenant’s part to be observed or performed under or by virtue of any of the terms or provisions in any Article of this Lease, then, unless otherwise provided elsewhere in this Lease, Landlord may at any time without Notice, and upon expiration of any applicable grace period, if any (except in the event of an emergency) perform the obligation of Tenant thereunder, and if Landlord, in connection therewith or in connection with any default by Tenant in the covenant to pay Rent hereunder, makes any expenditures or incurs any obligations for the payment of money, including but not limited to reasonable attorney’s fees, in instituting, prosecuting or defending any action or proceeding, such sums so paid or obligations incurred with interest and costs shall be deemed to be Additional Rent hereunder and shall be paid by Tenant to Landlord within twenty (20) days of the rendition of any bill or statement to Tenant therefor, and if Tenant’s Lease Term shall have expired at the time of the making of such expenditures or incurring of such obligations, such sums shall be recoverable by Landlord as damages.

34.    Office Machines.
Subject always to the provisions of this Lease, Tenant may at its own cost and expense install, operate and maintain customary office machines, provided, however, that the use and maintenance of such machines and equipment will not in any way unreasonably interfere with or affect the use of the Building by other Tenants. All equipment used at the Demised Premises is to be UL approved and meet all governmental requirements for its intended use.

35.    Late Charges.
Rental payments hereunder are due and payable on the first day of each month. Failure by Tenant to make such payment without additional demand by Landlord by the 10th day after the due date thereof, shall constitute not only a default hereunder but also a financing. The annual percentage rate on any such financing shall be 12% and the monthly period rate shall be 1.00% computed on a per diem basis from the due date thereof to the date of receipt of payment by Landlord. Any such financing charge shall constitute Additional Rent. Nothing in this Article shall limit Landlord’s right to commence an action for non-payment of Rent at any time after a failure by Tenant to pay Rent or Additional Rent when same is due and payable pursuant to the provisions of this Lease so long as Landlord notifies Tenant of its intention to commence such action at least five (5) days prior to commencement.

36.    Access.
(a)   Tenant and its authorized employees shall have free and open access to the Demised Premises and Building twenty-four hours a day seven days a week. Landlord reserves the right to exclude from the Building between the hours of 6:00 p.m. and 8:00 a.m. on Monday through Friday and at all hours on non-business days all persons without security clearance not admitted by a Tenant having a key. Tenant using a key agrees to keep the main entrance doors locked at such hours. Landlord shall provide Tenant, its employees and agents with access to the Common Areas twenty-four (24) hours a day and seven (7) days a week. Landlord, at its expense, shall furnish adequate lighting to the Common Areas twenty-four (24) hours a day, seven (7) days a week. Landlord, at its expense, shall secure access to the Building and the Common Areas so that the only way persons can enter the building shall be with a key or pass when the building is not officially opened.

(b)   Landlord shall also afford Tenant, its employees, agents, or contractors access to the Demised Premises into the Building at mutually convenient times prior to the Commencement Date for the purpose of allowing Tenant to make preparations for Tenant’s occupancy. Access for such purposes shall not be deemed to constitute possession or occupancy accelerating Commencement Date or Tenant’s obligation to pay rent under this Lease.

37.    Rules and Regulations.
Tenant and Tenant’s servants, employees, agents, visitors and licensees shall observe faithfully and comply strictly with the Rules and Regulations and such other and further reasonable Rules and Regulations as Landlord or Landlord’s agents may from time to time adopt. Notice of any additional Rules and Regulations shall be given in such manner as Landlord may elect. In case Tenant disputes the reasonableness of any additional Rule or Regulation hereafter made or adopted by Landlord or Landlord’s agents, the parties hereto agree to submit the question of the reasonableness of such Rule or Regulation for decision to the American Arbitration Association (“AAA”), whose determination shall be made according to the applicable arbitration rules of the AAA and which shall be final and conclusive upon the parties hereto. The right to dispute the reasonableness of any additional Rule or Regulation upon Tenant’s part shall be deemed waived unless the same shall be asserted by service of a Notice, in writing upon Landlord within thirty (30) days after the giving of Notice thereof. Nothing in this Lease contained shall be construed to impose upon Landlord any duty or obligation to enforce the Rules and Regulations or terms, covenants or conditions in any other lease, as against any other tenant and Landlord shall not be liable to Tenant for violation of the same by any other tenant, its servants, employees, agents, visitors or licensees. All rules will be enforced on a non-discriminatory basis.

38.    Condition of Premises.
Subject to completion of Landlord’s work as described on Schedule A by Landlord, Tenant acknowledges that it has inspected the Demised Premises and agrees subject to Landlord’s work to accept the Demised Premises in its “as is” physical condition. Except as specifically set forth in this Lease, the Tenant accepts the Building, improvements and personalty on the Demised Premises in their present state and without any representations or warranty by the Landlord as to the condition of such property or as to the use which may be made thereof. It is understood and agreed that Landlord shall not be obligated to make any improvements or alterations to the Demised Premises whatsoever except as specifically set forth in this Lease (list on Schedule A of this Lease).

39.    Holdover Tenancy.
If the Tenant intends to remain in possession of the Demised Premises beyond the termination of the Lease Term herein, the Tenant shall give written Notice to the Landlord to such effect at least ninety (90) days prior to the date on which Tenant is required to vacate the Demised Premises. For the time period which constitutes the holdover tenancy, the monthly Rent shall be 150% of the total monthly Rent payable during the last month of the Lease Term herein. Subsequent to the first ninety (90) days of the holdover period, the Rent shall be that which the Landlord shall determine from time to time or 150% whichever is greater. If the Tenant gives less than ninety (90) days Notice and if the Tenant remains in the Demised Premises for more than seven (7) days past the expiration of the Lease Term herein, then the Tenant shall pay to Landlord at least three (3) months Rent as defined above, from the date on which the Tenant first notifies Landlord that it intends to remain on the Demised Premises as a holdover tenant, and whether or not Tenant actually remains in possession of the Demised Premises for the full three (3) months after the expiration of the Lease Term. In the event Tenant remains on the Demised Premises after the expiration of the Lease Term without giving the Landlord any Notice prior to the expiration date of the Lease, then in addition to Rent for the period of its holdover occupancy, it shall pay to the Landlord a sum equal to three (3) months Rent at the rate of 150% of the total Rent payable during the last month of the Lease Term. The acceptance of any Rent as set forth herein by Landlord shall not be deemed to prevent the Landlord from commencing a summary proceeding to remove the Tenant as a holdover Tenant and collect the aforesaid Rent for use and occupancy of said Demised Premises.

40.    Intentionally Omitted.

41.    Estoppel Statement.
Within ten (10) days after request therefor by Landlord, or in the event of any sale, assignment, mortgaging or hypothecation of the Demised Premises and/or the land thereunder by Landlord, Tenant agrees to deliver in record-able form a certificate to any proposed mortgagee or purchaser, or to Landlord, certifying that this Lease is in full force and effect and that there are no defenses or offsets thereto, or stating those defenses or offsets claimed by Tenant or such other matters as may be reasonably requested by Landlord. The Tenant, upon request of any party in interest, shall execute promptly such instruments or certificates to carry out the intent of this Article as shall be requested by the Landlord.

42.    Financing Modifications.
If, in connection with obtaining, continuing or renewing financing for which the Building, land or a leasehold thereon or any interest therein represents collateral in whole or in part, and a banking, insurance company or other lender (hereinafter “Lender”) shall request modifications of this Lease as a condition of such financing, Tenant will not withhold, delay or defer its consent thereto, provided that such modifications neither increase, nor have the potential to increase, the obligations of Tenant hereunder nor reduce, nor have the potential to reduce the rights of Tenant hereunder, nor adversely affect or have the potential to adversely affect the Tenant’s leasehold interest hereby created; provided, however, that at Tenant’s election, Tenant may consent to a modification that will, or may have the potential to, increase Tenant’s obligations under the Lease, or adversely affect Tenant’s leasehold interest hereby created upon the payment to Tenant of reasonable consideration therefor.

43.    Mechanics Liens.
If a notice of Mechanic’s lien be filed against the Demised Premises for labor or material alleged to have been furnished, or to be furnished at the Demised Premises to or for the Tenant or to or for someone claiming under the Tenant, and the Tenant shall fail to take such action as shall cause such lien to be discharged within sixty (60) business days after the validity of such lien shall have been established by a court of competent jurisdiction, the Landlord after fifteen (15) days written Notice to cure may pay the amount of such lien or discharge it by deposit or by bonding. Any amount paid or expense incurred or sum of money paid by the Landlord by reason of the failure of the Tenant to comply with any provision of this Lease, or in defending any such action, shall be due and payable by the Tenant to the Landlord as Additional Rent. The receipt by Landlord of any installment of the regular stipulated Rent hereunder or any of said Additional Rent shall not be a waiver of any Additional Rent then due. However, if the Landlord shall be in the process of mortgage financing or selling the property, and requires the lien to be discharged in order to complete such refinancing or sale, then Tenant shall cause such lien to be discharged by payment, bonding or otherwise, within forty-five (45) days after Notice of the foregoing.

44.    Tenant’s Insurance.
(a)   During the term of this Lease, the Tenant, at its own cost and expense, shall keep and maintain in force the following insurance coverage:

(i)  *Comprehensive General Liability insurance regarding the Demised Premises protecting the respective interests of the Landlord and the Tenant as additional insureds in minimum amounts of $2,000,000 for personal injury and $1,000,000 against loss arising out of damage to property in any one occurrence. Landlord shall have the right from time to time during the Term of this Lease to require that Tenant increase the amounts of the coverage required to be maintained hereunder to such amounts that are customarily required by Landlords of similar properties.

(ii)  Tenant shall provide 100% replacement cost on Tenant’s business/personal property within the Demised Premises.

(iii)  The Tenant will obtain appropriate endorsements in the Landlord’s name for the insurance policies required hereunder and such policies shall insure the Demised Premises and the operation of the Demised Premises.

(iv)  Tenant shall not permit a violation in the Demised Premises of any of the conditions or provisions of any insurance policies carried by Tenant, or the terms or conditions of any insurance policies carried by Owner in respect of the Building or Tenant’s Demised Premises of which the Tenant is aware, and Tenant shall perform and satisfy the requirements of such insurance carriers so that companies of good standing shall at all times be willing to write and continue such insurance. All insurance carried by Tenant with respect to the Demised Premises shall contain waivers of subrogation. Tenant may not carry any insurance if effect of such insurance is to affect adversely or otherwise diminish the liability of the carriers issuing insurance to Owner.

* $1,000,000.00 per occurrence limit

(b)   All insurance policies required pursuant to the terms of this Lease shall be placed with the insurance companies licensed to do business in the State of New York. To the extent available, each policy shall provide that it shall not be cancelled or altered without at least thirty (30) days prior written notice to the Landlord. The Tenant agrees to pay the premiums for all insurance required hereunder promptly when said insurance premiums become due. In the event that the Tenant shall fail to keep and maintain any of the insurance required hereunder, the Landlord may at its option, after giving Tenant ten (10) days notice of its intention to do so, secure appropriate insurance and pay the premium therefore, in which event the amount paid by Landlord shall be added to and become Additional Rent due from the Tenant on the first rent day after the Landlord renders Tenant a bill therefore.

(c)   Notwithstanding that the Landlord has the right to secure, at Tenant’s expense, certain insurance in the event that the Tenant shall fail to do so, the Landlord shall not be obligated to secure such insurance if the Tenant shall have failed to do so; and the failure by the Tenant to secure the required insurance shall continue to be a breach of this Lease. Further, the failure of the Landlord to secure any insurance shall not constitute a basis for or represent malfeasance, non-feasance or mis-feasance on the part of the Landlord. The Tenant or any party claiming through or under the Tenant shall have no cause of action and does hereby relinquish and waive any cause of action against the Landlord for any consequence that may flow from a failure of either party to have secured any of the insurance required hereunder.

(d)   Nothing in this Article 44 shall prohibit Landlord from carrying additional insurance at Landlord’s own expense. In the event that as a result of Tenant’s occupancy, use or activities at the Demised Premises which are not consistent with Tenant’s ordinary and reasonable use of the Premises in conjunction with its business and which result in an increase in the premium cost of any one, more or all insurance policies maintained by Landlord, then Tenant shall pay, as Additional Rent, one hundred percent (100%) of the amount of such increased premium cost. Tenant shall make payment of such Additional Rent within ten (10) days after the submission of a bill to Tenant by Landlord and Tenant’s review thereof. Landlord shall provide Tenant ten (10) days notice and opportunity to cure that Landlord premiums are increasing pursuant to the terms of this paragraph. Landlord will maintain insurance on Building consistent with that maintained by other building owners of similar properties in the area.

(e)   During the term, Landlord shall maintain a policy or policies of insurance covering loss or damage to the Premises, the Building or the Common Areas, which policy or policies shall include protection from fire. Landlord shall also maintain a policy under an occurrence basis of general liability insurance insuring Landlord as additional insurance against liability for personal injury, bodily injury and other damage to property arising or resulting from occurrences on or about the Building and Common Areas.

45.    Failure to Give Possession.
If Landlord is unable to give possession of the Demised Premises on the date of the commencement of the Lease Term because of the holding-over or retention of possession of any tenant, undertenant or occupants, or if the Demised Premises are located in a Building being constructed because such Building has not been sufficiently completed to make the Demised Premises ready for occupancy or because of the fact that a certificate of occupancy has not been procured, or if Landlord has not completed any work required to be performed by Landlord, or for any other reason, Landlord shall not be subject to any liability for failure to give possession on said date and the validity of the Lease shall not be impaired under such circumstances, nor shall the same be construed in any wise to extend the Lease Term, but the Rent payable hereunder shall be abated (provided Tenant is not responsible for Landlord’s inability to obtain possession or complete any work required) until after Landlord shall have given Tenant notice that Landlord is able to deliver possession in the condition required by this Lease. Notwithstanding the above, if Landlord cannot give possession to Tenant by August 1, 2006, Tenant may cancel the lease and be refunded all amounts paid to Landlord under Article 49 of this Lease. If permission is given to Tenant to enter into possession of the Demised Premises, or to occupy premises other than the Demised Premises, prior to the date specified as the commencement of the Lease Term, Tenant covenants and agrees that such possession and/or occupancy shall be deemed to be under all the terms, covenants, conditions and provisions of this Lease, except the obligation to pay the fixed annual Rent set forth in page one of this Lease shall remain as stated on page one.

46.    Rent not to be Withheld.
The Tenant agrees that the Rent hereunder provided to be paid shall become due and payable to the Landlord without demand therefore and Tenant agrees except as otherwise permitted herein not to withhold the payment of Rent in the event the Tenant wishes to assert a claim of whatever kind against the Landlord. The Tenant agrees that it shall be obligated to make its monthly Rent payment unless directed by a court of competent jurisdiction that such Rent payment may be withheld pending a resolution of Tenant’s claim against Landlord. Nothing herein shall be construed to prevent the Tenant from asserting any claims against the Landlord in the event that the Landlord commences a proceeding to dispossess the Tenant from the Demised Premises. Such claim by the Tenant against Landlord shall only be enforced, prosecuted or maintained by a separate proceeding instituted by the Tenant against the Landlord, and shall not be consolidated with any action or proceeding brought by the Landlord to recover Rent or recover possession of the Demised Premises.

47.    Environmental Compliance.
(a)   Tenant shall neither cause nor permit to occur any violation of any Environmental Law affecting the Demised Premises or arising from Tenant's use or occupancy of the Demised Premises, including, without limitation, soil, sub-surface and ground water conditions, or the use, production, manufacture, generation, processing, refining, storage, disposal or release or threatened release of any Hazardous Material at, under or about the Demised Premises, or the transportation to or from the Demised Premises of any Hazardous Material.

(b)      For the purposes of this Lease, Hazardous Material shall be defined as any substance, chemical compound, product, waste, byproduct, pollutant, contaminant or other material (whether solid, gas or liquid) which is hazardous or toxic, including, without limitation, (i) any asbestos (whether friable or non-friable), any petroleum (including crude oil or any fraction thereof) and any polychlorinated biphenyls and (ii) any such material classified or regulated as “hazardous” or “toxic” within the meaning of any Environmental Law.

For the purposes of this Lease, Environmental Law shall be defined as any federal, state or local law, ordinance, rule, regulation, requirement, code, resolution, order or decree which regulates the use, generation, handling, storage, treatment, transportation, decontamination, clean-up, removal, encapsulation, enclosure, abatement or disposal of any Hazardous Material, including, without limitation, the Comprehensive Environmental Response, Compensation and Liability Act, 42 U.S.C. Sections 9601 et seq., the Resource Conservation and Recovery Act, 42 U.S.C. Sections 6901 et seq., the Toxic Substances Control Act, 15 U.S.C. Sections 2601 et seq., the Clean Water Act, 33 U.S.C. Sections 1251 et seq., the Hazardous Materials Transportation Act, 49 App. U.S.C. Sections 1801 et seq., the Clean Air Act, 42 U.S.C. Sections 7401 et seq., the Safe Drinking Water Act, 42 U.S.C. Sections 300f through 300j, their state analogs, and any other federal, state or local statute, law, ordinance, resolution, code, rule, regulation, order or decree regulating, relating to, or imposing liability or standards of conduct concerning any Hazardous Material.

(c)      Landlord warrants and represents (i) that the Demised Premises are and will be at the Commencement Date free from any hazardous, toxic or dangerous substance or material (collectively “Hazardous Materials”) defined as such (or meeting criteria so as to be defined as such) in any federal, state, local or municipal law, ordinance, code, decree or requirement regulating, relating to or imposing liability or standards of conduct concerning any Hazardous Material, as now or at any time hereafter may be in effect (collectively “Environmental Laws”); (ii) that the Demised Premises and Common Areas are and will be at the Commencement Date free of any asbestos or asbestos containing substance; (iii) that Landlord has never received any notice of any violation of or non-compliance with any Environmental Law as regards the Premises; (iv) that Landlord has never caused or permitted any Hazardous Material, asbestos or asbestos-containing substance to be placed, held, located or disposed of on, under or at the Demised Premises. Landlord shall indemnify and hold Tenant harmless from and against any and all loss, damage, cost or expense (including but not limited to clean-up costs and losses relating to interruption or cessation of operations) arising out of or relating to any breach of any of the foregoing warranties and representations.

(d)      Tenant shall have no responsibility whatsoever for, and Landlord shall indemnify and hold Tenant harmless from and against, any and all loss, damage, cost or expense (including but not limited to clean-up costs and losses relating to interruption or cessation of operations) arising out of or relating to (i) any preexisting contamination of the Premises by Hazardous Materials, asbestos or asbestos-containing substances; (ii) any contamination by Hazardous Materials, asbestos or asbestos-containing substances emanating from outside the Premises; or (iii) any contamination by Hazardous Materials, asbestos or asbestos-containing substances not caused by the act or omission of Tenant, its employees, agents or contractors or by Tenant’s breach of this Lease.

(e)      Except for any compliance with any Environmental Law necessitated by any violation of any Environmental Law at or about the Demised Premises occurring prior to the commencement of this Lease, Tenant shall comply with all Environmental Laws affecting Tenant’s use of the Demised Premises during the Lease Term, at Tenant's sole cost and expense. Except for any plan required by any governmental authority to be prepared for the cleanup of any release or threatened release of any Hazardous Material and/or clean-up required by any governmental authority to be performed with respect to any such release or threatened release at, from, under or about the Demised Premises occurring prior to the commencement of this Lease, if any governmental authority shall require that a plan be prepared for the clean-up of any release or threatened release of any Hazardous Material and/or that a clean-up be performed with respect to any such release or threatened release at, from, under or about the Demised Premises occurring, unless caused by an act or omission of Landlord or any of Landlord's employees or contractors, or one other tenant of Landlord during the Lease Term, then Tenant shall prepare and submit any such plan and shall perform any such clean-up (including, without limitation, the furnishing of any required bonds and other financial assurances), at Tenant's sole cost and expense.

(f)      Tenant shall indemnify, defend and hold harmless Landlord and all Mortgagees and their respective trustees, partners, shareholders, directors, officers, agents, servants and employees from and against any and all claims, demands, suits, proceedings, judgments, losses, costs, damages (other than consequential damages), penalties, expenses (including reasonable attorneys' and experts' fees and disbursements), obligations and liabilities (including, without limitation, personal injury (and death resulting therefrom), property damage, damage to natural resources and strict liability under any Environmental Law) resulting from any actual violation by Tenant of any Environmental Law at or about the Demised Premises during the Lease Term by Tenant or any person claiming by, through or under Tenant or its or their employees or contractors, except any such claims, demands, suits, proceedings, judgments, losses, costs, damages, penalties, expenses, obligations and liabilities resulting from any act or omission of Landlord or any of Landlord's employees or contractors.

48.    Payment of Initial Rent.
The parties hereto agree that Tenant’s obligation to pay rent hereunder shall commence on August 1, 2006. The sum of $21,128.77 representing the first month of Base Annual Rent, the security deposit and electric charge for August, 2006 shall be paid to the Landlord simultaneously with execution of this Lease Agreement.

49.    Parking.
Tenant is to be assigned two parking spaces at no cost as designated by Landlord in the parking lot across the street from the prmises. Two additional spaces may be used by Tenant until needed by Landlord to accommodate future tenants.

50.    Building Signage.
Landlord to provide Tenant with building standard signage in the directories in the main lobby, as well as the entrance to the suite. All other signage must have Landlord approval and conform to local laws and such approval will not be unreasonably withheld or delayed

51.    Intentionally Omitted.

52.    Keys to Premises.
Tenant shall supply Landlord with a key to the Premises to be used only by Landlord and the building superintendent in case of an emergency. Landlord will supply Tenant with a key to the common area bathrooms.

53.    Building Renovations.
Tenant acknowledges and agrees that the Demised Premises are a part of a larger Building, portions of which are leased to others. Tenant acknowledges that from time to time Landlord may be performing renovation, remodeling, maintenance or other work at the Building. Landlord will use reasonable efforts to keep any inconvenience to the Tenant from such activities to a minimum, but in no event shall such activities constitute or be the basis for a claim by Tenant of interference or deprivation of Tenant’s right to quiet enjoyment of the Premises, provided Tenant has access to and can conduct its business operations in the Demised Premises.

54.    Broker.
The Landlord and Tenant represent that no broker brought about this transaction.

55.    Conditions and Covenants.
All of the covenants, premises and agreement of Tenant herein contained shall be deemed and construed to be “conditions” as well as “covenants” as though the words specifically expressing or importing covenants and conditions were used in each separate instance.

56.    Force Majeure.
Landlord’s or Tenant’s inability to perform other than Tenant’s obligation to pay rent shall be excused if Tenant or Landlord are precluded from doing so by force majeure.

57.    Captions.
The Captions are inserted only as a matter of convenience and for reference and in no way define, limit or describe the scope of this Lease nor the intent of any provision thereof.

58.    Definitions.
The term “office” or “offices”, wherever used in this Lease, shall not be construed to mean Demised Premises used as a store or stores, for the sale or display, at any time, of goods, wares or merchandise, or any kind, or as a restaurant, shop, booth, bootblack or other stand, barber shop or for other similar purposes or for manufacturing. The term “Landlord” as used in this Lease means only the Landlord, or the mortgagee in possession, for the time being of the land and Building (or the Landlord of a lease of the Building or of the land and Building) of which the Demised Premises form a part, so that in the event of any sale or sales of said land and Building or of said Lease, or in the event of a Lease of said Building, or of the land and Building, the said Landlord shall be and hereby is entirely freed and relieved of all covenants and obligations of Landlord hereunder, and it shall be deemed and construed without further agreement between the parties or their successors in interest or between the parties and the purchaser, at any such sale, or the said lessee of the Building, or of the land and Building, that the purchaser or the lessee of the Building has assumed and agreed to carry out any and all covenants and obligations of Landlord hereunder. The term “business days” as used in this Lease shall exclude Saturdays, Sundays and all days observed by the State or Federal Government as legal holidays and those designated as holidays by the applicable building servicing union employees service contract.

59.    Successors and Assigns.
The covenants, conditions and agreements contained in this Lease shall bind and inure to the benefit of Landlord and Tenant and their respective heirs, distributees, executors, administrators, successors, subtenants and except as otherwise provided in this Lease, their assigns.

60.    Lease Submission.
It is understood and agreed that this Lease is submitted to the Tenant for signature with the understanding that it shall not bind the Landlord unless and until it has been executed by the Landlord.

61.    Authority.
If either Party hereto is a corporation, trust, limited liability company or general or limited partnership, each individual executing this Lease on behalf of such entity represents and warrants that he or she is duly authorized to execute and deliver this Lease on its behalf.

62.    Amendments.
This Lease may be modified only in writing, signed by both parties in interest at the time of the modification.

63.    Drafting.
This Lease was drafted by both parties to the transaction; therefore, neither party shall be construed as the drafter or author of this Lease for purposes of interpreting any provision hereof.

64.    Multiple Parties.
Except as otherwise expressly provided herein, if more than one person or entity is named herein as either Landlord or Tenant, the obligations of such multiple parties shall be the joint and several responsibility of all persons or entities named herein as such Landlord or Tenant.

65.    Entire Agreement.
This Lease, together with its exhibits, contains all agreements of the parties of this Lease and supersedes any previous negotiations. There have been no representations made by either Party or understandings made between the parties other than those set forth in this Lease and its exhibits. This Lease may not be modified except by a written instrument duly executed by the parties to this Lease.

66.    Partial Invalidity.
If any provision of this Lease or the application thereof to any person or circumstances shall, to any extent, be invalid or unenforceable, the remainder of this Lease shall not be affected thereby and each provision of this Lease shall be valid and enforceable to the fullest extent permitted by law.

67.    New York Law.
The laws of the State of New York, without reference to principles regarding the conflict of laws, shall govern the validity, performance and enforcement of this Lease.

68.    No Representations.
This Lease constitutes the entire Agreement between the parties hereto with respect to the subject matter hereof and neither part shall be liable or bound to the other in any manner by any warranty, representation, agreement or inducement of whatsoever kind or nature by whomsoever made, except as specifically set forth herein. This Agreement supersedes all prior or contemporaneous agreements and understandings, oral or written, between the parties as to all matters embraced or related to the leasing of space hereunder.

IN WITNESS WHEREOF, Landlord and Tenant have respectively signed and sealed this Lease as of the day and year first above written.

TENANT:	LANDLORD:

Clickable Oil.com	Clock Tower Larchmont Corp.

By: /s/ Guy Pipolo	By: /s/ Farooq Kawthari
Name: Guy Pipolo	Name: Farooq Kawthari
Title: COO	Title: President

Landlord:	Palmer Avenue Associates

Tenant:	Clickable Oil.com

Demised Premises:	2 Madison Avenue Larchmont, New York

Date of Lease:	_____________, 2006

RULES AND REGULATIONS ATTACHED TO AND MADE A PART OF THIS LEASE IN ACCORDANCE WITH ARTICLE # 37.

1.   The sidewalks, entrances, driveways, passages, courts, elevators, vestibules, stairways, corridors or halls shall not be obstructed or encumbered by a Tenant or used for any purpose other than for ingress to and egress from the Demised Premises and for delivery of merchandise and equipment in a prompt and efficient manner using elevators and passageways designated for such delivery by Landlord. There shall not be used in any space, or in the public hall of the Building, either by any Tenant or by jobbers or others in the delivery or receipt of merchandise, any hand trucks, except those equipped with rubber tires and sideguards.

2.   The water and wash closets and plumbing fixtures shall not be used for any purposes other than those for which they were designed or constructed and no sweepings, rubbish, rags, acids or other substances shall be deposited therein, and the expense of any breakage, stoppage or damage resulting from the violation of this rule shall be borne by the Tenant who or whose clerks, agents, employees or visitors, shall have caused it.

3.   No carpet, rug or other article shall be hung or shaken out of any window of the Building, and no Tenant shall sweep or throw or permit to be swept or thrown from the Demised Premises any dirt or other substances into any of the corridors or halls, elevators, or out of the doors or windows or stairways of the Building, and Tenant shall not use, keep or permit to be used or kept any foul or noxious gas or substance in the Demised Premises, or permit or suffer the Demised Premises to be occupied or used in a manner offensive or objectionable to Landlord or other occupants of the Building by reason of noise, odors and/or vibrations, or interfere in any way with other tenants or those having business therein, nor shall any animals or birds be kept in or about the Building. Smoking or carrying lighted cigars or cigarettes in the elevators of the Building is prohibited.

4.   No awnings or other projections shall be attached to the outside walls of the Buildings without the prior written consent of Landlord.

5.   No sign, advertisement, notice or other lettering shall be exhibited, inscribed, painted or affixed by any Tenant on any part of the outside of the Demised Premises or the Building or on the inside of the Demised Premises if the same is visible from the outside of the Demised Premises without the prior written consent of Landlord, except that the name of Tenant may appear on the entrance door of the Demised Premises. In the event of the violation of the foregoing by any Tenant, Landlord may remove same without any liability, and may charge the expense incurred by such removal to Tenant or Tenants violating this rule. Interior signs on doors and directory labels shall be inscribed, painted or affixed for each Tenant by Landlord at the expense of such Tenant, and shall be of a size, color and style acceptable to Landlord.

6.   No boring, cutting or stringing of wires shall be permitted, except with the prior written consent of Landlord which consent shall not be unreasonably withheld and as Landlord reasonably may direct. No Tenant shall lay linoleum, or other similar floor covering, so that the same shall come in direct contact with the floor of the Demised Premises, and if linoleum or other similar floor covering is desired to be used an interlining of builders, deadening felt shall be first affixed to the floor by a paste or other material soluble in water, the use of cement or other similar adhesive material being expressly prohibited.

7.   No additional locks or bolts of any kind shall be placed upon any of the entrance doors to the Demised Premises or windows by any Tenant, nor shall any changes be made in such existing locks or mechanism thereof. Each Tenant must, upon the termination of his Tenancy, restore to Landlord all keys of stores, offices and toilet rooms, either furnished to, or otherwise procured by, such Tenants, and in the event of the loss of any keys, so furnished, such Tenant shall pay to Landlord the cost thereof.

8.   Freight, furniture, business equipment, merchandise and bulky matter of any description shall be delivered to and removed from the Demised Premises only on the freight elevators and through the service entrances and corridors and only during hours and in a manner approved by Landlord. Landlord reserves the right to inspect all freight to be brought into the Building and to exclude from the Building all freight which violates any of these Rules and Regulations or the Lease of which these Rules and Regulations are a part.

9.   Canvassing, soliciting and peddling in the Building is prohibited and each Tenant shall co-operate to prevent the same.

10.   Landlord reserves the right to exclude from the Building between the hours of 6:00 p.m. and 8:00 a.m. Monday through Friday and at all hours on Saturdays, Sundays, and legal holidays, all persons who do not present a pass to the Building signed by Landlord. Landlord will furnish passes to persons for whom any Tenant requires same in writing. Each Tenant shall be responsible for all persons for whom Tenant requests such pass and Tenant shall be liable to Landlord for all acts of such persons.

11.   Landlord shall have the right to prohibit any advertising by any Tenant that in Landlord’s reasonable opinion tends to impair the reputation of the Building or its desirability as a Building for offices, and upon written Notice from Landlord, Tenant shall refrain from or discontinue such advertising.

12.        Tenant shall not bring or permit to be brought or kept in or on the Demised Premises, any inflammable, combustible or explosive fluid, material, chemical or substance, or cause or permit any odors of cooking or other processes, or any unusual or other objectionable odors to permeate in or emanate from the Demised Premises.

SCHEDULE A
LANDLORD’S WORK

•	Construct one 5’ kitchenette
•	Construction of 40 LFT partition wall
•	Replace ceiling tile
•	Replace carpeting
•	Paint
•	As per architect’s plans to be built to 2 Madison Ave. building standards